EXHIBIT 99.5



SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

- -----------------------------------------:
                                         :
SHERWOOD SLOAN and SYBIL SLOAN,          :
                                         :
                             Plaintiffs, :
                                         :
               -against-                 :       Civil Action No.
                                         :
THOMAS S. MURPHY, ROBERT A. IGER, JOHN   :
B. FAIRCHILD, ROBERT P. BAUMAN,          :
NICHOLAS F. BRADY, DANIEL B. BURKE,      :         CLASS ACTION
FRANK T. CARY, LEONARD H. GOLDENSON,     :          COMPLAINT
FRANK S. JONES, ANN DIBBLE JORDAN and    :
CAPITAL CITIES/ABC INC.,                 :
                                         :
                             Defendants. :
- -----------------------------------------:

                        CLASS ACTION COMPLAINT

          Plaintiffs, Sherwood Sloan and Sybil Sloan, individually and on behalf of all others similarly situated, by their attorneys, allege the following upon information and belief, based on the investigation of their counsel, which included, among other things, a review of various public filings by the corporate defendant with the Securities and Exchange Commission ("S.E.C.") and various public articles detailed herein, except for those allegations which pertain to plaintiffs, which allegations are based upon personal knowledge:

          1. Plaintiffs bring this action on behalf of themselves and all other public shareholders of Capital




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Cities/ABC Inc. ("Capital Cities" or the "Company") who are
threatened with the deprivation of the value of their Capital Cities shares of common stock by the wrongful acts of the defendants described herein.

          2. This action is brought to enjoin the defendants from allowing Capital Cities to be acquired by The Walt Disney Company ("Disney") for grossly inadequate consideration and in breach of defendants' fiduciary duties. Plaintiffs allege that they and the other public stockholders of Capital Cities common stock are entitled to enjoin the proposed transaction or, alternatively, recover damages in the event the transaction is consummated.

                             THE PARTIES

          3. Plaintiffs Sherwood Sloan and Sybil Sloan are the owners of shares of common stock of defendant Capital Cities and have been the owner continuously of such shares since prior to the wrongs complained of herein.

          4. Defendant Capital Cities is a corporation duly existing and organized under the laws of the State of New York, with its principal executive offices located at 77 West 66th Street, New York, New York 10023. Capital Cities operates in several areas of the media business. The Company operates the ABC Television Network with over 228 primary affiliates, ABC Radio Network and several TV and




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radio stations.  Capital Cities also publishes newspapers
and magazines and has an interest in four United States cable networks.

          5. Thomas S. Murphy, Robert A. Iger, John B. Fairchild, Robert P. Bauman, Nicholas F. Brady, Daniel B. Burke, Frank T. Cary, Leonard H. Goldenson, Frank S. Jones and Ann Dibble Jordan were, at all relevant times, directors of Capital Cities and owed fiduciary duties of good faith, care, fair dealing, loyalty, and candor to the public shareholders of Capital Cities.

          6. Defendant Thomas S. Murphy ("Murphy") was, at all relevant times, the Chairman of the Board of Directors, Chief
Executive Officer, and a director of the Company. Murphy's compensation from the Company for 1994 amounted to over $8.1 million.

          7. Defendant Robert A. Iger ("Iger") was, at all relevant times, the President, Chief Operating Officer and a director of the Company. Iger's compensation from the Company for 1994 amounted to over $1.2 million.

          8. Defendant John B. Fairchild ("Fairchild") was, at all relevant times, an Executive Vice-President, Division President and a director of the Company.

          9. Defendants Robert P. Bauman, Nicholas F. Brady, Daniel B. Burke, Frank T. Cary, Leonard H. Goldenson,





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Frank S. Jones and Ann Dibble Jordan were directors of the
Company at all relevant times.

          10. The above-named individual defendants (collectively the "Individual Defendants"), as officers and/or directors and/or as significant shareholders of the Company, owe fiduciary duties of good faith, fair dealing, loyalty, due care, and candor to plaintiffs and the other members of the Class (as defined below). Through their stock ownership, directorial and/or management positions, the Individual Defendants dominate and control the Company.

                       CLASS ACTION ALLEGATIONS

          11. Plaintiffs bring this action pursuant to Article 9 of New York's Civil Practice Law and Rules ("CPLR"), on behalf of themselves and all other stockholders of the Company, as of July 31, 1995, who are or may be deprived of the opportunity to receive maximum value for their Capital Cities common stock by the wrongful acts taken or threatened by the defendants as further described herein (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.

          12. This action is properly maintainable as a class action for the following reasons:

          (a) The Class is so numerous that joinder of all members is impracticable. While the exact number of Class members is unknown to plaintiffs at this time and can only be ascertained through appropriate discovery, there are more than 153 million shares of Capital Cities common stock outstanding held by approximately 9,790 shareholders of record. The holders of these shares are believed to be geographically dispersed throughout the United States. Capital Cities common stock is traded on the New York Stock Exchange;

          (b) There are questions of law and fact which are common to members of the Class and which predominate over questions affecting only individual members. The common questions include, inter alia, the following:

          (i) whether defendants have engaged in conduct constituting unfair dealing to the detriment of the Class;

         (ii) whether the transaction is grossly unfair to the Class;

        (iii) whether the defendants have failed, and will fail to, negotiate in good faith with prospective purchasers of the Company;




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         (iv) whether defendants are engaging in a plan and scheme to thwart and/or reject others' efforts to acquire Capital Cities;

          (v) whether defendants have failed to obtain maximum value for the Capital Cities stock held by plaintiffs and the Class;

         (vi) whether defendants have breached, or aided and abetted the breach of, their fiduciary and other common law duties owed by them to plaintiffs and the other members of the Class;

        (vii) whether defendants have disclosed all material facts in connection with the challenged transaction; and

       (viii) whether plaintiffs and the other members of the Class would be irreparably damaged were the transactions complained of herein consummated;

          (c) The claims of plaintiffs are typical of the claims of the other members of the Class and plaintiffs have no interests that are adverse or antagonistic to the interests of the Class;

          (d) The plaintiffs are committed to prosecuting this action and have retained competent counsel experienced in litigation of this nature. Plaintiffs are adequate




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representatives of the Class and will fairly and adequately protect the interests of the Class;

          13. Plaintiffs anticipate that there will be no difficulty in the management of this litigation; and

          14. A class action is superior to the other available methods for adjudication of this controversy.

                       SUBSTANTIVE ALLEGATIONS

       Capital Cities' Positive Financial Condition and Outlook

          15. The financial condition of Capital Cities has improved and its future growth is expected to increase as well. By way of example, Capital Cities' net sales and earnings per share ("EPS") have increased significantly each year from 1991-1994. Specifically, net sales rose from $5.832 million in 1991 to $6.379 million in 1994. During this same period, EPS rose form $2.23 per share to $4.42 per share. Additionally, revenues and EPS for the first two quarters of 1995 have significantly exceeded the Company's revenues and EPS results for the first two quarters of 1994.

                 The Announced Acquisition By Disney

          16. On July 31, 1995, the Bloomberg Business News Wire reported that Disney and Capital Cities reached a definitive merger agreement on a multi-billion dollar deal within 10 days. According to the Dow Jones New Wire, Steve






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Bollenbach, an officer of Disney, said that, after the two companies had discussed a potential transaction for years, Disney's chairman and chief executive, Michael Eisner, recently suggested to his friend, Thomas Murphy, chairman of Capital Cities, that "the time was finally ripe" to do a deal. Murphy responded, '"I think you're right, Michael. Let's do it,'" Bollenbach recounted. The Bloomberg Business News Wire stated under the terms of the transaction, which has been approved by the Board of Directors of each company, Capital Cities shareholders will have the right to receive one share of Disney common stock and $65 in cash for each of their shares (the "Merger"). As a result of the Merger, the combined company will be known as Walt Disney Co. and Capital Cities will become a wholly-owned subsidiary of Disney. Pursuant to the Merger, defendant Murphy will relinquish his current titles with the Company on the effective date of the Merger and join Disney's board. Moreover, defendant Iger will continue as president of Capital Cities. Capital Cities also reportedly said that under the terms of their Merger agreement, any Capital Cities shareholder can elect to receive proportionally more cash or common stock than provided for in the exchange ratio, subject to proration if either the stock or cash portion is oversubscribed, and subject to the option of






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Disney to increase the cash portion if requested by Capital Cities shareholders.

                CAUSE OF ACTION AGAINST ALL DEFENDANTS

          17. By virtue of the acts and conduct alleged herein, defendants, in breach of their fiduciary and other common law duties, which they owe to plaintiffs and the other members of the Class, are not acting in good faith and are attempting to unfairly deprive plaintiffs and other members of the Class of the true value of their investment in Capital Cities.

          18. Capital Cities shareholders will, if the transaction is consummated, be deprived of the opportunity for substantial gains, which the Company may realize.

          19. The agreed to Merger is unfair and grossly inadequate to the Company's Class members because, among other things:

          (a) the intrinsic value of the Company's common stock is materially in excess of the amount offered for its securities in the Merger, giving due consideration to the Company's recent operating results, the recent legislation deregulating the Cable T.V. industry, the recent premium reportedly offered in a similar widely-publicized proposed transaction between Westinghouse Corp. and CBS, Inc., and Capital Cities' present and projected net asset value, cash flow, and profitability;

          (b) analysts following Capital Cities have projected Capital Cities' continued profitability over the next few years, with an increase in revenues and earnings per share for 1995 and 1996;

          (c) the value of the Merger consideration payable to Capital Cities shareholders, which offers a relatively small premium over the Company's stock trading price as reported on July 30, 1995, did not appropriately take into account the intrinsic value of the Company because the Individual Defendants were presented with, and asked to evaluate, the terms of the proposed Acquisition in a span of time (reportedly no more than 10 days) which was insufficient for Capital Cities' value to be accurately ascertained through open bidding or at least a "market check" mechanism;

          (d) the Individual Defendants have a duty to maximize shareholder value, and as such, must seriously consider other offers and must take action as is necessary to obtain for Capital Cities shareholders the highest value for their securities;

          (e) in view of defendants' control of Capital Cities, it is unfair and in violation of defendants'







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     fiduciary duties to consummate a merger of the Company without first attaining a recommendation and input by a truly independent representative of the public stockholders, or otherwise ensuring that a fair price is offered; and

          (f) Completion of the Merger is a foregone conclusion since both the boards of Disney and Capital Cities have already approved it.

          20. By reason of their positions with Capital Cities and the substantial ownership of the Company, defendants are in possession of non-public information concerning the financial condition and prospects of Capital Cities, and especially the true value and expected increased future value of Capital Cities and its assets, which they have not disclosed to Capital Cities' public stockholders. Such concealed information is of critical importance to Class members in determining whether to approve the Merger.

          21. Capital Cities is now "in play" and it is likely, if not inevitable, that the Company will undergo a change in control with Capital Cities shareholders presumably slated to recover a significant, if not most, of their Merger compensation in the form of cash. Accordingly, the Individual Defendants' fiduciary duties require them to maximize shareholder value and to take such action as is







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necessary to obtain for Capital Cities shareholders the highest available value for their securities. Based on the expressed preference of Capital Cities for the Merger with Disney, it does not appear that the Individual Defendants will take such action necessary to properly comply with their fiduciary duties.

          22. The Individual Defendants have thus far failed to announce any active auction or open bidding procedures best calculated to maximize shareholder value; nor is there any indication that the Individual Defendants will seriously consider any other offers, thereby causing extensive and irreparable injury to plaintiffs and the Class.

          23. Plaintiffs and other Class members are immediately threatened by the acts and transactions complained of herein, which if effectuated and continued, will cause irreparable injury to them, in that the defendants' duties to act in the entire best interests of the shareholders have and will continue to be violated as a result of the actions described above which will cause Capital Cities shareholders significant impairment of their rights as stockholders of the Company.

          24. The defendants have at all times been fiduciaries of stockholders. As set forth herein, they have







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breached and are continuing to breach their fiduciary duties to the
Company's stockholders.

          25. Defendants have not, in accordance with their fiduciary duties:

          (a) adequately ensured that no conflicts of interest exist or if such conflicts exist to ensure that all conflicts would be resolved in the best interests of Capital Cities public shareholders;

          (b) undertaken an appropriate evaluation of the Company's worth as a merger/acquisition candidate;

          (c) taken all appropriate steps to enhance the value and attractiveness of Capital Cities as a merger/acquisition candidate;

          (d) taken all appropriate steps to effectively expose
     Capital Cities to the marketplace in an effort to create an active auction or market check for Capital Cities; and

          (e) provide Capital Cities stockholders with adequate information to enable them to make an informed decision regarding their investment in the Company.

          26. By reason of the foregoing acts, practices, and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of







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their fiduciary obligations toward plaintiffs and other Capital Cities public stockholders.

          27. As a result of the actions of defendants, plaintiffs and the other members of the Class have been and will be damaged in that they have not, and will not, receive their fair proportion of the value of the Company's assets and business, and will be prevented from obtaining fair consideration for their shares of Capital Cities common stock.

          28. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary and other common law duties owed to plaintiffs and other members of the Class, all to the irreparable harm of the plaintiffs and the Class.

          29. Absent injunctive relief, plaintiffs and the other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of the assets and businesses of Capital Cities, and have been and will be prevented from enhancing the value of their shares of the Company's common stock.

          30. Plaintiffs and the other members of the Class have no adequate remedy at law.







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          WHEREFORE, plaintiffs demand judgment as follows:

          (a) Declaring this to action to be a proper class action and certifying plaintiffs as representatives of the Class;

          (b) Ordering the Individual Defendants to carry out their fiduciary duties to plaintiffs and the other members of the Class, including those duties of care, fairness, and candor;

          (c) To the extent, if any, that the transaction complained of is consummated prior to the entry of this Court's final judgment, rescinding such transaction, including but not limited to, awarding rescissory damages;

          (d) Enjoining, preliminarily and permanently, the proposed Merger under the terms presently proposed; requiring defendants to conduct an open and fair auction of the Company to maximize shareholder value; and requiring defendants to make full and fair disclosure of all material facts to the Class before the completion of any transaction;

          (e) Directing that defendants pay to plaintiffs and the Class all damages suffered and to be suffered by them as a result of the acts and transactions alleged herein;








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          (f) Awarding plaintiffs the costs and disbursements of the action including allowances for plaintiffs' reasonable attorneys and experts fees; and

          (g) Granting such other further relief as may be deemed just and proper under the circumstances.

Dated: July 31, 1995


                                        WOLF POPPER ROSS WOLF & JONES,
                                          L.L.P.


                                        By:___________________________

                                           845 Third Avenue
                                           New York, NY 10022
                                           (212) 759-4600

                                           Attorneys for Plaintiffs